SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 1, 2003
(Date of Earliest Event Reported)

Sun City Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	01-06914	59-0950777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Glenmore Drive, Apopka, FL		32712
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (407) 880-2213

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Sun City Industries, Inc., a Delaware corporation, is sometimes referred to herein as "we", "us", "our" and the "Company". The Company was incorporated in Delaware in 1961 as Sun City Dairy Products, Inc. and changed its name to Sun City Industries, Inc. in 1969. The Company originally registered its shares of common stock under the Exchange Act in 1994. The Company has been delinquent in filing its periodic reports under the Exchange Act since 1998 due to the bankruptcy in 1998 discussed below. The Company is filing this report on Form 8-K and plans shortly to file past due annual reports on Form 10-KSB for the years ended February 2, 2002 and February 1, 2003, which contain our audited financial statements for the respective periods. We will also file past due quarterly reports on Form 10-QSB for the current fiscal year including the periods ended May 3, 2003 and for the transition period ending June 30, 2003, for the purpose of becoming current under its Exchange Act reporting obligations. At a board meeting on June 27, 2003 the board approved a change in the Company's fiscal year from the 52 or 53 week period ending nearest to January 31 to the calendar year ending December 31.

In February 1998, the Company and its subsidiaries filed a petition for Relief and Reorganization under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Florida (case no. 98-20679). In March 1998, the bankruptcy proceedings were converted to Chapter 7 for liquidation of the Company’s business. As a result of the conversion of the Company's reorganization to Chapter 7, the Company's properties were transferred to a United States Trustee on April 9, 1998 and the Company terminated its business operations. During 1998, the Bankruptcy Trustee had disposed of substantially all of the assets of the Company and its subsidiaries. On March 5, 2003, the Trustee for the Estate of Sun City Industries, Inc. in proceedings under Chapter 7 of US Bankruptcy Code and Glenin Bay Equity LLC a Florida limited liability company entered into a contract for the purchase and sale of the Sun City Industries, Inc. corporate shell. On June 27, 2003, the U.S. Bankruptcy Court completed the sale of the Sun City corporate entity.

On June 27, 2003, the U.S. Bankruptcy Court completed the sale of the Company and authorized a change in control to Glenin Bay Equity LLC. The court order that authorized the sale provided that the the Company was free and clear of liens, claims and encumbrances pursuant to 11 USC Section 363(f) and that the sale was free and clear of any and all real or personal property interests, including any interests in Sun City subsidiaries. The court order also provided for an integrated plan of capital restructuring and reorganization with respect to the continuing existence of the corporation in connection with the Glenin Bay transaction, and that: (i) any former directors of the Company were deemed removed from office; (ii) Glenin Bay, as purchaser, was authorized to appoint a single and sole member to the Company’s Board of Directors; (iii) the Company was authorized to amend the Company’s Certificate of Incorporation to increase the number of authorized shares to 90,000,000 shares and to decrease the par value of the Company’s common stock from $0.10 to $0.001; (iv) the Company was authorized to issue up to 1,000,000 shares of common stock, par value $0.001 to the new management of the Company, who was appointed by the newly-constituted Board of Directors; (v) to implement a 1-for-100 reverse split with resulting odd lots and fractions rounded up to the next whole 100 shares; (vi) to cancel and extinguish all common share conversion rights of any kind, including without limitation, warrants, options, convertible bonds, other convertible debt instruments and convertible preferred stocks; (vii) to cancel and extinguish all preferred shares of every series and accompanying conversion rights of any kind including, without limitation, warrants, options, convertible bonds, and other convertible debt instruments with respect to any preferred shares.

In connection with the change in control in June 2003, Michael F. Manion became our sole officer and director on June 27, 2003.

As of the date of this filing, Mr. Manion has paid for the benefit of the Company a total of approximately $36,500, which monies have been applied principally to pay expenses, including accounting fees, reinstatement fees, and legal and professional fees related to the preparation and filing of our past due reports under the Exchange Act. These filings are intended to permit us to become again current under the reporting requirements of the Exchange Act. While we are dependent upon limited interim payments made on behalf of the Company by Mr. Manion to pay professional fees, we have no written finance agreement with Mr. Manion to provide any continued funding.

The Company filed with the State of Delaware a Certificate of Renewal, Restoration and Revival of Certificate of Incorporation, executed by Michael F. Manion, the new sole director and officer of the Company

(b) The following table contains information regarding the shareholder ownership of the Company's director/executive officer and those persons or entities who beneficially own more than 5% of the Company's shares. At the date of this Form 8-K, we know of no person or entity owning more that 5% of the Company's issued and outstanding shares. Subsequent to the completion of the reverse split and capital restructuring, a total of 1,068,100 shares will be issued and outstanding.

Name	Number of Shares Beneficially owned(1)	Beneficially Owned
Michael F. Manion, President and Director 1220 Glenmore Drive, Apopka, FL 32712	1,000,000	93.6%
All directors and executive officers (1 person)	1,000,000	93.6%
(1) The percentage and ownership is based upon the shares to be issued and outstanding following the reverse split and capital restructuring.

Michael F. Manion, 53, has been President and Sole Director of Sun City Industries, Inc. since the entry of the Court Order in the US Federal Bankruptcy Court Southern District of Florida authorizing the purchase of and the equity restructuring of Sun City Industries, Inc. by Glenin Bay Equity LLC. Mr. Manion has experience in evaluating and analyzing bankrupt public corporations as potential candidates for a plan of restoration whereby the compliance and reporting deficiencies of potential candidate corporations may be subject to being remedied and such entities become current under the Exchange Act. He was one of the directors of Enchanted Village Inc. while a plan of restoration for that bankrupt corporation was initiated. Following the shareholder meeting of Enchanted Village, Mr. Manion resigned as a director. Since March 2001 Mr. Manion has been an entrepreneur developing a database of publicly held corporations that have declared bankruptcy. He is a cum laude graduate of the Wharton School of Business at the University of Pennsylvania.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Pursuant to an Order Approving the Sale of Sun City Industries, Inc.-"In Re Estate of Sun City Industries, Inc." of the United States Bankruptcy Court, Southern District of Florida, Case No. 98-20679-BKC-RBR, dated June 16, 2003 (the "Order"), the sale and transfer of control of Sun City was approved. The Order is attached as exhibit 2(i) to this Form 8-K. On February 2, 1998, the Company filed a petition for reorganization under Chapter 11 of the Bankruptcy Code and at the same date filed under Chapter 11 for each of its subsidiaries. The cases were consolidated and were converted to a proceeding under Chapter 7. The trustee in bankruptcy pursuant to 11 USC Section363(m) sold control of the Company to Glenin Bay and on June 16, 2003, the sale and transfer of control of Sun City was approved. The following are the material terms of the Order, a copy of which is attached as exhibit 2(i) to this Form 8-K:
1. The sale of Sun City Industries, Inc., a Delaware corporation (the "Company") to Glenin Bay Equity, LLC, was approved, free all liens, claims, encumbrances and free of all real or personal property, including any interest in Sun City subsidiaries and Glenin Bay is entitled to all protections in 11 USC Section 363(m);
2. The former directors of Sun City were deemed removed and Glenin Bay was authorized to appoint the single member to the Company's new board of directors;
3. The Company's board was authorized to amend the Certificate of Incorporation to increase the authorized common stock from 3 million shares to 90 million shares, change the par value from $.10 per share to $.001 per share and implement a 1 for 100 reverse share recapitalization with respect to the common shares.
4. The Order authorized the cancellation of all prior conversion rights including warrants, options, convertible bonds and other convertible instruments and convertible preferred stock, and also authorized the cancellation of all preferred stock; and
5. The Order authorized the issuance of up to 1 million shares to new management of the Company who shall be appointed by the board of directors.

See also the discussion under Item 1- "Change in Control of Registrant" above.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

The Company's new board authorized the engagement of Michael F. Cronin, Certified Public Accountant, 1574 Eagle Nest Circle, Winter Springs, FL 32708 to serve as the Company's new independent public accountant for the purpose of auditing the Company's financial statements. It it the Company's intention to file reports under the Exchange Act and to seek to become current in its filing obligations under the Exchange Act.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Not applicable.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Pursuant the Order, the former directors of the Company were deemed removed from office and Glenin Bay authorized the appointment of Michael F. Manion to be the sole director of the Company.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) The Registrant will file audited financial statements prepared according to Regulation S-X on its Form 10-KSB.

(c) Exhibits

Exhibit No.	Document Description
2(i)	Order of Bankruptcy Court Approving Sale of Sun City corporate shell dated June 16, 2003, filed herewith.
3(i)	Restated Certificate of Incorporation, as amended, filed herewith.
3(ii)	Certificate of Renewal, Restoration and Revival of Certificate of Incorporation, filed herewith.
3(iii)	Restated By-laws, filed herewith.

ITEM 8. CHANGE IN FISCAL YEAR

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sun City Industries, Inc.
By: /s/ Michael F. Manion
Michael F. Manion
President and Director
Date: August 8, 2003